UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2024

Date of Report (Date of earliest event reported)

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Broad Street, 5th Floor, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 837-7977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/7 of an ordinary share	ALSAU	The Nasdaq Stock Market LLC
Ordinary Share, par value $0.001	ALSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of an ordinary share	ALSAW	The Nasdaq Stock Market LLC
Rights, each to receive one-seventh (1/7) of one ordinary share	ALSAR	The Nasdaq Stock Market LLC

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on October 13, 2023, Alpha Star Acquisition Corporation (“Company”) received a written notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) dated October 12, 2023, indicating that the Company was not in compliance with Listing Rule 5450(a)(2), which requires the Company to have at least 400 public holders for continued listing on the Nasdaq Global Market (the “Minimum Public Holders Rule”). The Company was provided an initial period of 180 calendar days to regain compliance with the Minimum Public Holders Rule.

On March 4, 2024, the Company received a letter from Nasdaq stating that the Company has regained compliance under the Minimum Public Holders Rule by having at least 400 public holders. As such, this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of March 7, 2024 by the undersigned hereunto duly authorized.

ALPHA STAR ACQUISITION CORPORATION

By:	/s/ Zhe Zhang
Zhe Zhang, Chief Executive Officer

2